Exhibit 10.12

TWELFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT
ESCROW INSTRUCTIONS

THIS TWELFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is entered into as of December 27, 2013 by and among Harvard Square LLC, a Washington limited liability company (“Developed Land Seller”); LDEV, LLC, a Washington limited liability company (“Undeveloped Land Seller”, and together with Developed Land Seller, individually and collectively, “Seller” or “Sellers”); and The Freshwater Group, Inc., an Arizona corporation (“Buyer”).

WHEREAS, Seller and Buyer previously entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions (as amended, the “Purchase and Sale Agreement”) dated as of August 27, 2013 with respect to certain premises commonly known as Harvard Square, located in the City and County of Denver, Colorado, more particularly described on Exhibit A-1 to the Purchase and Sale Agreement, and that certain adjacent undeveloped real property more particularly described on Exhibit A-2 to the Purchase and Sale Agreement, as more particularly described therein.

WHEREAS, Seller and Buyer mutually desire to reaffirm and amend the Purchase Agreement as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          All capitalized terms used and not defined herein shall have the meanings given to them in the Purchase and Sale Agreement.

2.          Extension of Title Review Period and Due Diligence Period.   The definitions of “Title Review Period” (as defined in Section 3.2 of the Purchase and Sale Agreement) and “Due Diligence Period” (as defined in Section 5.1 of the Purchase and Sale Agreement) shall be amended in their entirety to mean “the period beginning on the Effective Date and ending on December 30, 2013” such that each of the Title Review Period and the Due Diligence Period shall expire on December 30, 2013. All references in the Purchase and Sale Agreement to the “expiration of the Title Review Period” or the “expiration of the Due Diligence Period” shall be deemed to occur on December 30, 2013.

3.          Except as expressly modified hereby, the Purchase and Sale Agreement is hereby ratified and shall remain in full force and effect, enforceable in accordance with its terms.

4.          This Amendment may be executed in multiple counterparts, which taken together shall constitute one and the same instrument, and executed counterparts may be delivered via facsimile or e-mail, the parties agreeing to be bound by such delivery.

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This Twelfth Amendment has been executed as of the date and year first above written.

SELLER:

HARVARD SQUARE, LLC, a Washington limited liability company

By:	RC Manager, Inc., a Washington corporation and its Manager

By:	/s/ Charles S. Lytle
Name:	Charles S. Lytle
Its:	President

UNDEVELOPED LAND SELLER:

LDEV, LLC, a Washington limited liability company

By: RC Manager, Inc., a Washington corporation and its Manager

By:	/s/ Charles S. Lytle
Name:	Charles S. Lytle
Its:	President

BUYER:

THE FRESHWATER GROUP, INC.,

an Arizona corporation

By:	/s/ Carl Mittendorf
Name:	Carl Mittendorf
Its:	Chief Investment Officer

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